UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street Minneapolis, MN 55431
(Address of principal executive offices) (Zip Code)

(952) 887-3131
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events and Regulation FD Disclosure

        On May 23, 2006, Donaldson Company, Inc. (the “Company”) announced that the Company’s Board of Directors declared a regular cash dividend of 8 cents per share, payable June 16, 2006 to shareholders of record as of June 5, 2006. As of April 30, 2006, there were approximately 81,800,000 shares outstanding. The current declaration is the 203rd consecutive quarterly cash dividend paid by Donaldson over a time span of 50 years.

        The Board also approved a second plan to repatriate an additional $80 million of foreign earnings in fiscal 2006 and reinvest those earnings in the United States, pursuant to the American Jobs Creation Act of 2004. We have completed the first $80 million repatriation plan, which was approved by the Board on July 29, 2005. In connection with the second repatriation plan, we expect to record a tax charge of $3.6 million ($.04 per share) in the fourth quarter of fiscal 2006.

        A copy of the press release that discusses these matters is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01.   Financial Statements and Exhibits.

(c)    Exhibits.

99.1	Press Release, dated May 23, 2006, issued by Donaldson Company, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 23, 2006

DONALDSON COMPANY, INC.

By:	/s/ Norman C. Linnell

Name: Norman C. Linnell
Title: Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 23, 2006 issued by Donaldson Company, Inc.